Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

Henry Schein, Inc. 401(k) Savings Plan
Melville, NY 11747

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 333-171400, 333-164360, 333-111914, 333-91778, 333-35144, 333-39893, 333-33193, and 333-05453) of Henry Schein, Inc. of our report dated June 27, 2012, relating to the financial statements and supplemental schedule of Henry Schein, Inc. 401(k) Savings Plan which appear in this Form 11-K for the year ended December 31, 2011.

/s/ BDO USA, LLP
New York, New York
June 27, 2012